UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

YOUNGEVITY INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2400 Boswell Road
Chula Vista, California 91914
(619) 934-3980

June 8, 2018

Dear fellow Youngevity International, Inc. Stockholders,

We are pleased to provide you with an update on our progress over the last year and recent months and to let you know that we are continuing to significantly improve the way we communicate with you, our stockholders.

In case you missed it, last year we reached a record year in revenues, which were up 1.9% to $165,696,000 as compared to $162,667,000 in the prior year. Revenues for the fourth quarter ended December 31, 2017 increased 6.9% to $41,041,000 as compared to $38,403,000 for the fourth quarter in the prior year

During our recent first quarter of 2018, we announced that revenues increased 11% to $42,994,000 for the quarter ended March 31, 2018 compared to $38,733,000 for the same period last year. We derived approximately 82% of our revenue from direct selling segment sales and approximately 18% from commercial coffee segment sales. Direct selling revenues increased by $2,069,000 or 6.2% to $35,311,000 as compared to $33,242,000 for the same period last year. Commercial coffee revenues increased by $2,192,000 or 39.9% to $7,683,000 as compared to $5,491,000 for the same period last year.

Overall gross profit during the quarter ended March 31, 2018 increased 14.4% to $25,012,000 as compared to $21,866,000 for the same period last year. Overall gross profit as a percentage of revenues increased to 58.2%, during the quarter ended March 31, 2018 compared to 56.5% in the same period last year.

Total operating expenses during the quarter ended March 31, 2018 increased 3.0% to $24,988,000 as compared to $24,266,000 for the same period last year.

During the first quarter of 2018 we also completed our offering of a Series B Convertible Preferred Stock in which we raised aggregate proceeds of $3,621,143.

CLR Roasters, our wholly-owned subsidiary and commercial coffee segment, is expected to continue on a rapid growth trajectory this year. We are enthusiastic about the revenue growth of our company owned retail and food service brand Café La Rica. Since our Café La Rica brand became “the Official Cafecito of the Miami Marlins" our growth has been accelerating, including our expansion into the Bravo Supermarkets and Sabor Tropical Supermarkets. During the first quarter of 2018, as a result of the increase in brand name exposure, we sold 407,049 retail brick packs to consumers as compared to 125,340 retail brick packs for the same period in 2017, representing a 224% growth.

Our Café La Rica brand has seen a similar expansion in food service sales business, which represents the highest margin portion of our coffee business. During the first quarter of 2018, we generated $145,363 in food service sales, compared to $46,619 when compared to the same quarter in the prior year, representing 211% growth. Overall, the commercial coffee segment of Youngevity posted 39.9% revenue growth when compared to the prior year quarter.

With the Café La Rica brand, we have full field-to-cup capabilities, meaning Youngevity through CLR Roasters; grows, produces, packages, and sells its own organic, fair trade and sustainable certified coffee. We own the entire production process from the farm to the cup, and we’re actively working with a number of large distributors to get some of the freshest coffee on the market into more cups around the world.

We recently completed plant automation on a single serve production line by adding a fully automated and versatile robotic box assembly and packaging system. This new technology greatly expands production capacity and is expected to provide significant efficiency gains and cost benefits to our single serve production line. The Italian designed and manufactured, fully automated robotic system enables us to automatically produce cartons and pack out single serve cups in multiple configurations including 8, 10, 12, 18 and 24 count boxes and additionally is able to pack up to 80 count bulk pack configurations.

Our leading omni-direct lifestyle company, offering a hybrid of the direct selling business model that leverages e-commerce and the power of social selling, continues to build strength. We recently hosted a sales convention in May in Malaysia that was widely attended by distributors from eight (8) Asian countries including Hong Kong, Indonesia, Japan, Malaysia, Singapore, Philippines, Brunei and Taiwan.

We are still actively pursuing acquisitions, and in March we acquired Doctor's Wellness Solutions Global LP, the distributors of ViaViente, a highly-concentrated, energizing whole fruit puree blend that is rich in antioxidants and naturally-occurring vitamins and minerals. ViaViente was introduced to the public in 2003, following years of research that included studies of mineral rich waters whose source is found in the Andes Mountains and flow thru Vilcabamba, Ecuador, a region known for its high concentration of centenarians. In 2007 ViaViente became the first product in the market to receive the coveted Brunswick Labs ORAC Seal of Certification for its antioxidant content.

In February, we acquired Nature Direct, an Australian company formed in 2007 to create eco-friendly, effective, and affordable home cleaning products using essential-oils. Since then, the company has grown its product lines to include personal care and professional use non-toxic disinfectant products. Until now, Nature Directs’ sales force has been located in and focused on solely the Australian market. After being integrated into Youngevity, their products are now made available throughout our social selling program that operates in seven (7) countries including New Zealand, Mexico, Colombia, and the United States.

We are pleased to see our direct selling segment stabilizing its organic growth, which has been a challenge over the last couple of years. Our international market expansion is now contributing to revenue and the overall growth of Youngevity, and this has been a sizeable investment over the last several years. To see these markets’ revenue growth and performance is encouraging.

Our acquisition strategy of overlaying accretive revenue on top of in-place infrastructure is proving to be effective. The Nature Direct acquisition is contributing nicely to our Australia and New Zealand growth and profitability and we expect to integrate their line of healthier cleaning products in the United States and to introduce these products at our August 2018 Annual Convention in San Diego. Similarly, the acquisition of Doctor's Wellness Solutions Global LP is driving a nice increase in Japan and a major driver of our growth in Asia. Japan has quickly become a profitable market for our company.

In closing, we want to let you know that we have embarked upon a new and exciting identity and branding initiative. We’re in the process of engaging support for investor relations and brand awareness. These strategies will guide us as we refine our message and build upon our investor awareness and market visibility. The initial work will include the development of a new investor relations web portal, enhanced social media and email-based investor connections. We intend to provide updates over the course of the year and intend to share broader insight into what we are doing as a business.

We would like to thank our stockholders for your continued support and we look forward to keeping you informed of further developments as we progress.

Thank you,

/s/ Stephan Wallach
Stephan Wallach Chief Executive Officer

/s/ David Briskie
David Briskie
President & Chief Financial Officer

2400 Boswell Road
Chula Vista, California 91914
(619) 934-3980

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on July 23, 2018

To the Stockholders of Youngevity International, Inc.:

We hereby notify you that the 2018 Annual Meeting (the “2018 Annual Meeting” or “Annual Meeting”) of stockholders of Youngevity International, Inc., a Delaware corporation, will be held on Monday, July 23, 2018 beginning at 9:00 a.m., Pacific Daylight Time, at our corporate office located at 2400 Boswell Road, Chula Vista, California 91914, for the following purposes:

(1)
to elect the seven (7) nominees for director named herein to our Board of Directors (the “Board” or “Board of Directors”) to hold office until our next annual meeting of stockholders and until their successors are duly elected and qualified;

(2)	to ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for our fiscal year ending on December 31, 2018; and
(3)	to transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

The matters listed in this notice of meeting are described in detail in the accompanying proxy statement. Our Board of Directors has fixed the close of business on May 30, 2018 as the record date for determining those stockholders who are entitled to notice of and to vote at the 2018 Annual Meeting or any adjournment or postponement of our 2018 Annual Meeting. The list of the stockholders of record as of the close of business on May 30, 2018 will be made available for inspection at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 23, 2018

THE PROXY MATERIALS OF ANNUAL MEETING OF STOCKHOLDERS, INCLUDING THE PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017 ARE AVAILABLE ELECTRONICALLY AT WWW.YGYI.COM.

On or about June 15, 2018, we will begin mailing the attached Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2017. Such annual report includes our audited financial statements.

YOUR VOTE IS IMPORTANT

Even if you plan to attend the meeting, please vote as promptly as possible by using the internet or kindly sign, date, and return the enclosed proxy card in the envelope provided so that your vote will be counted if you later decide not to attend the 2018 Annual Meeting. No postage is required if the proxy card is mailed in the United States.

By Order of the Board of Directors,

/s/ Stephan Wallach
Stephan Wallach
Chairman of the Board and CEO

Chula Vista, CA
 June 8, 2018

2400 Boswell Road
Chula Vista, California 91914
(619) 934-3980

PROXY STATEMENT

This Proxy Statement is being furnished to holders of shares of common stock, $0.001 par value per share, of Youngevity International, Inc., a Delaware corporation (“we,” us,” “YGYI,” or the “Company”), in connection with the solicitation of proxies on behalf of our Board of Directors for use at our 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) to be held on July 23, 2018 at 9:00 a.m. (Pacific Daylight Time), at our corporate office located at 2400 Boswell Road, Chula Vista, California 91914, and at any adjournment or postponement of our 2018 Annual Meeting. The purpose of the 2018 Annual Meeting and the matters to be acted on are stated in the accompanying notice of the 2018 Annual Meeting. The Board of Directors knows of no other business that will come before the 2018 Annual Meeting of Stockholders.

The notice of our 2018 Annual Meeting, this Proxy Statement, and a proxy card, together with our Annual Report on Form 10-K for the year ended December 31, 2017, are being mailed to our stockholders on or about June 15, 2018. Such annual report, which includes our audited financial statements, is not to be regarded as proxy solicitation material. We will bear the cost of our solicitation of proxies. The original solicitation of proxies by mail may be supplemented by personal interview, telephone, or facsimile by our directors, officers, or employees, who will receive no additional compensation for such services. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by any such persons, and we will reimburse those custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses incurred by them in doing so.

Our Board of Directors is soliciting votes FOR each of the seven (7) nominees named herein for election to our Board of Directors; and FOR the ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the year ending December 31, 2018.

INFORMATION ABOUT VOTING

Q:	Why did I receive these proxy materials?

A:
The Board of Directors is providing these proxy materials to you in connection with our 2018 Annual Meeting of Stockholders, which is scheduled to take place on July 23, 2018. As a stockholder of record as of May 30, 2018, you are invited to attend the 2018 Annual Meeting and to vote on the items of business described in this Proxy Statement.

Q:	What information is contained in the proxy statement?

A:
The information included in this proxy statement relates to the proposals to be voted on at the 2018 Annual Meeting, the voting process, the compensation of our directors and executive officers, and other required information.

Q:	What items of business will be voted on at the 2018 Annual Meeting?

A:
The two (2) items of business scheduled to be voted on at the 2018 Annual Meeting are: (1) the election of our directors; and (2) the ratification of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for our fiscal year ending on December 31, 2018.

Q:	How does the Board of Directors recommend that I vote?

A:
The Board of Directors recommends that you vote your shares (1) FOR each of the nominees named herein for election to our Board of Directors; and (2) FOR the ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for our fiscal year ending on December 31, 2018.

Q:	What shares can I vote?

A:
You may vote or cause to be voted all shares owned by you as of the close of business on May 30, 2018, the record date. These shares include: (1) shares held directly in your name as a stockholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Some of our stockholders may hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Record Holder. If your shares are registered directly in your name on the books of YGYI maintained with our transfer agent, Pacific Stock Transfer Company, you are considered the “record holder” of those shares, and the proxy materials are sent directly to you by YGYI. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the meeting.

Beneficial Owner of Shares Held in Street Name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and the proxy materials will be forwarded to you by your broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the 2018 Annual Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the 2018 Annual Meeting, you may vote by following the instructions, or if you request printed proxy materials, you will receive voting instructions from your broker, bank or nominee describing the available processes for voting your stock.

Broker Non-Votes; Routine Matters. If you hold your shares through a broker and you do not give instructions to the record holder on how to vote, the record holder will be entitled to vote your shares in its discretion on the matter considered routine, which is the ratification of the appointment of independent auditors. The uncontested election of directors is not considered a routine matter. Therefore, brokers do not have the discretion to vote on the election of directors. If you hold your shares in street name and you do not instruct your broker how to vote on Proposal 1, which is not considered a routine matter, no votes will be cast by your broker on your behalf. These “broker non-votes” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not as shares entitled to vote on a particular proposal.

Q:	May I attend the 2018 Annual Meeting?

A.
You are entitled to attend the 2018 Annual Meeting only if you were a stockholder as of the close of business on the record date, May 30, 2018, or you hold a valid proxy for the 2018 Annual Meeting of Stockholders. You should be prepared to present photo identification for admittance and evidence of your share ownership of our common stock on the record date. If you are not a record holder but hold shares beneficially through a broker or nominee (that is, in “street name”), you should provide proof of beneficial ownership on the record date, such as your most recent account statement, or other similar evidence of ownership, a copy of the voting instruction card provided by your broker or nominee. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the 2018 Annual Meeting. The 2018 Annual Meeting will begin promptly at 9:00 a.m. (Pacific Daylight Time). Check-in will begin at 8:30 a.m., and you should allow ample time for the check-in procedures.

Q:	How can I vote my shares in person at the 2018 Annual Meeting of Stockholders?

A:
You may vote by ballot in person at the 2018 Annual Meeting any shares that you hold as the stockholder of record. You may only vote in person shares held in street name if you obtain from the broker or nominee that holds your shares a valid proxy giving you the right to vote the shares.

Q:	How can I vote my shares without attending the 2018 Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may, without attending the meeting, direct how your shares are to be voted.

Stockholder of Record — Shares Registered in Your Name: If you are a stockholder of record, in addition to voting in person at the 2018 Annual Meeting, you may vote by proxy through the internet, or vote by proxy using a proxy card. Whether or not you plan to attend the 2018 Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

● Vote by Internet, by going to the web address www.voteproxy.com and following the instructions for internet voting shown on your proxy card. Your Internet vote must be received by 11:59 p.m., Eastern Daylight Time, on July 22, 2018 to be counted.

● Vote by Proxy Card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If you return your signed proxy card to us before the 2018 Annual Meeting, we will vote your shares as you direct. If you vote by internet, please do not mail your proxy card.

Beneficial Owner — Shares Registered in the Name of a Broker or Bank: If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received an instruction card containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the voting instruction card to ensure that your vote is counted.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure authenticity and correctness of your proxy vote instructions. Please be aware, however, that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Q:	Can I change my vote or revoke my proxy?

A:
You may change your vote or revoke your proxy at any time before the final vote at the 2018 Annual Meeting. To change your vote or revoke your proxy if you are the record holder, you may: (1) notify our Corporate Secretary in writing at Youngevity International, Inc., 2400 Boswell Road, Chula Vista, California 91914; (2) submit a later-dated proxy (either by mail or internet), subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable; (3) deliver to our Corporate Secretary another duly executed proxy bearing a later date; or (4) by appearing at the 2018 Annual Meeting in person and voting your shares. Attendance at the meeting will not, by itself, revoke a proxy unless you specifically so request.

For shares you hold beneficially, you may change your vote by submitting new voting instructions to your broker or nominee or, if you have obtained a valid proxy from your broker or nominee giving you the right to vote your shares, by attending the 2018 Annual Meeting and voting in person. You may also change your vote by sending a written notice of revocation to our Corporate Secretary in writing at Youngevity International, Inc., 2400 Boswell Road, Chula Vista, California 91914.

Q:	Who can help answer my questions?

A:
If you have any questions about the 2018 Annual Meeting or how to vote or revoke your proxy, or you need additional copies of this proxy statement or voting materials, you should contact the Corporate Secretary, Youngevity International, Inc., 2400 Boswell Road, Chula Vista, California 91914 or by phone at (619) 934-3980.

Q:	How are votes counted?

A:	In the election of directors, you may vote FOR all of the seven (7) nominees named herein or you may direct your vote to be WITHHELD with respect to any one or more of the seven (7) nominees.

With respect to Proposal 2, you may vote FOR, AGAINST, or ABSTAIN. On this proposal, if you ABSTAIN, it has the same effect as a vote AGAINST.

If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors, namely (1) FOR each of the seven (7) nominees named herein for election to our Board of Directors; and (2) FOR the ratification of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the year ending December 31, 2018. If any other matters properly arise at the meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders.

Q:	What is a quorum and why is it necessary?

A:
Conducting business at the meeting requires a quorum. The presence, either in person or by proxy, of the holders of a majority of our shares of common stock outstanding on May 30, 2018 is necessary to constitute a quorum. Abstentions are treated as present for purposes of determining whether a quorum exists. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the 2018 Annual Meeting. Broker non-votes (which result when your shares are held in “street name” and you do not tell the nominee how to vote your shares on a non-routine matter) are treated as present for purposes of determining whether a quorum is present at the meeting. If there is no quorum, the stockholders present at the meeting in person or represented by proxy may by majority vote adjourn the meeting to another date.

Q:	What is the voting requirement to approve each of the proposals?

A:
For Proposal 1 (the election of directors), the seven (7) persons named herein receiving the highest number of FOR votes (from the holders of votes of shares present in person or represented by proxy at the 2018 Annual Meeting and entitled to vote on the election of directors) will be elected. Only votes FOR or WITHHELD will affect the outcome. Abstentions and broker non-votes will have no effect on the outcome of the vote as long as each nominee receives at least one FOR vote. You do not have the right to cumulate your votes.

To be approved, Proposal 2 (ratification of the appointment of Mayer Hoffman McCann P.C., as our independent registered public accounting firm for the year ending December 31, 2018) must receive the affirmative vote from the holders of a majority of those shares present in person or represented by proxy and entitled to vote on that proposal at the 2018 Annual Meeting. Accordingly, abstentions on these proposals will have the same effect as a vote against the proposal. Broker non-votes (although none are expected to exist in connection with Proposal 2) will have no effect on these proposals. Proposal 2 is an advisory vote, and therefore is not binding on us, the Audit Committee of our Board of Directors (the “Audit Committee”) or our Board of Directors. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of YGYI and its stockholders.

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares on certain “routine” matters. The only routine matter to be submitted to our stockholders at the 2018 Annual Meeting is Proposal 2. Proposals 1 is not a routine matter. Accordingly, if you do not direct your broker how to vote for a director in Proposal 1, your broker may not exercise discretion and may not vote your shares on that proposal.

For purposes of Proposal 1, broker non-votes are not “entitled to vote” at the meeting unless otherwise instructed. As such, a broker non-vote will not be counted as a vote FOR or WITHHELD with respect to a director in Proposal 1, Abstentions will be counted in determining the total number of “votes cast” and the total number of shares present in person or represented by proxy and entitled to vote on each of the proposals and will therefore have the effect of a vote AGAINST on each proposal, except for Proposal 1, where the abstention will have no effect on the outcome of the vote.

We encourage you to vote FOR both Proposals.

Q:	What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card and voting instruction card that you receive.

Q:	Where can I find the voting results of the 2018 Annual Meeting?

A:
We intend to announce preliminary voting results at the 2018 Annual Meeting and publish final results in a Current Report on Form 8-K, which will be filed within four (4) business days of the 2018 Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the 2018 Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q:	What happens if additional matters are presented at the 2018 Annual Meeting?

A:
Other than the two (2) items of business described in this proxy statement, we are not aware of any other business to be acted upon at the 2018 Annual Meeting. If you grant a proxy, the persons named as proxy holders, Mr. Stephan Wallach, our Chief Executive Officer and Mr. David Briskie, our President and Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for any one or more other candidates nominated by the Board of Directors.

Q:	How many shares are outstanding and how many votes is each share entitled?

A:
Each share of our common stock that is issued and outstanding as of the close of business on May 30, 2018, the record date, is entitled to be voted on all items being voted on at the 2018 Annual Meeting, with each share being entitled to one vote on each matter. As of the record date, 21,536,069 shares of common stock were issued and outstanding.

Q:	Who will count the votes?

A:	One or more inspectors of election will tabulate the votes.

Q:	Is my vote confidential?

A:
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within YGYI or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q:	Who will bear the cost of soliciting votes for the 2018 Annual Meeting?

A:
The Board of Directors is making this solicitation on behalf of YGYI, which will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote in person, by telephone, or by electronic communication. We will not retain the services of an outside firm to aid in the solicitation of proxies for this year. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in so doing. We may request by telephone, facsimile, mail, electronic mail or other means of communication the return of the proxy cards.

Q:	When are stockholder proposals and director nominations due for next year’s Annual Meeting?

A:
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by February 8, 2019, to the attention of the Corporate Secretary of Youngevity International, Inc. at 2400 Boswell Road, Chula Vista, California 91914, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, that if our 2019 Annual Meeting of Stockholders is not held between July 23, 2019 and August 23, 2019, to be timely, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2019 Annual Meeting of Stockholders.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors, Executive Officers and Other Key Employees

The Board of Directors has nominated for annual election as director each of the individuals identified below, all of whom are incumbent directors.

THE NOMINEES

Name	Age	Director Since	Position
Stephan Wallach	51	2011*	Chairman and Chief Executive Officer
David Briskie	57	2011	President, Chief Financial Officer and Director
Michelle Wallach	47	2011*	Chief Operating Officer and Director
Richard Renton	63	2012	Director
William Thompson	57	2013	Director
Paul Sallwasser	64	2017	Director
Kevin Allodi	61	2017	Director

* Since 1996, Stephen Wallach and Michelle Wallach served as directors of AL Global Corporation, the private company that merged with and into Javalution Coffee Company, our predecessor in 2011.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES FOR THE ELECTION
OF EACH OF THESE NOMINEES

Currently, our Board of Directors consists of seven (7) members, all of whom are being nominated to serve as director: Stephan Wallach, David Briskie, Michelle Wallach, Richard Renton, William Thompson, Kevin Allodi and Paul Sallwasser. All of the current member nominees have been nominated by our Board of Directors that serves as our Nominating Committee for election as directors of YGYI. The Board of Directors believes that it is in YGYI’s best interests to elect the above-described seven (7) nominees, each to serve as a director until the next Annual Meeting of Stockholders and until his successor shall have been duly elected and qualified. All of the nominees have consented to being named in this proxy statement and to serve as a director if elected. At the time of the 2018 Annual Meeting, if any of the nominees named above is not available to serve as director (an event that the Board of Directors does not currently have any reason to anticipate), all proxies may be voted for any one or more other persons that the Board of Directors designates in their place. It is the intention of the persons named as proxies to vote all shares of common stock for which they have been granted a proxy for the election of each of the nominees, each to serve as a director until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified.

The Board believes that each of the nominees is highly qualified to serve as a member of the Board and each has contributed to the mix of skills, core competencies and qualifications of the Board. When evaluating candidates for election to the Board, the Board seeks candidates with certain qualities that it believes are important, including experience, skills, expertise, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest, those criteria and qualifications described in each director’s biography below and such other relevant factors that the Board considers appropriate in the context of the needs of the Board of Directors.

Director Independence

Our common stock is listed on Nasdaq Capital Market (“NASDAQ”). Inasmuch as we qualify as a “controlled company” because Mr. and Mrs. Wallach hold in excess of 50% of our voting securities, we qualify for certain exemptions to the NASDAQ listing requirements, including the requirement that a majority of our directors be independent, and the requirements to have a compensation committee and a nominating committee, each comprised of entirely independent directors. Our Board of Directors has determined that William Thompson, Kevin Allodi and Paul Sallwasser are independent directors.

INFORMATION ABOUT THE NOMINEES

Set forth below are summaries of the background, business experience and descriptions of the principal occupation for at least the past five years of each of our current nominees for election as directors:

Stephan Wallach, Chief Executive Officer and Chairman of the Board

Mr. Stephan Wallach was appointed to the position of Chief Executive Officer on July 11, 2011 pursuant to the terms of the merger agreement between Youngevity® and Javalution. He previously served as President and Chief Executive Officer of AL Global Corporation. He has served as a director of our Company since inception and was appointed Chairman of the Board on January 9, 2012. In 1996, Mr. Wallach and the Wallach family together launched our Youngevity® division and served as its co-founder and Chief Executive Officer from inception until the merger with Javalution. Mr. Wallach’s extensive knowledge about our business operations and our products makes him an exceptional board member.

David Briskie, President, Chief Financial Officer and Director

Mr. David Briskie was appointed to the position of President on October 30, 2015 and Chief Financial Officer on May 15, 2012. Prior to that, Mr. Briskie served as President of Commercial Development, a position he was appointed to on July 11, 2011 pursuant to the terms of the merger agreement between Youngevity® and Javalution. From February 2007 until the merger he served as the Chief Executive Officer and director of Javalution and since September 2007 has served as the Managing Director of CLR Roasters. Prior to joining Javalution in 2007, Mr. Briskie had an 18-year career with Drew Pearson Marketing (“DPM”), a consumer product company marketing headwear and fashion accessories. He began his career at DPM in 1989 as Executive Vice President of Finance and held numerous positions in the company, including vice president of marketing, chief financial officer, chief operating officer and president. Mr. Briskie graduated magna cum laude from Fordham University with a major in marketing and finance. Mr. Briskie’s experience in financial matters, his overall business understanding, as well as his familiarity and knowledge regarding public companies make him an exceptional board member.

Michelle Wallach, Chief Operating Officer and Director

Ms. Michelle Wallach was appointed to the position of Chief Operating Officer on July 11, 2011 pursuant to the terms of the merger agreement between Youngevity® and Javalution. She previously served as Corporate Secretary and Manager of AL Global Corporation. She has a background in network marketing, including more than 20 years in distributor management. Her career in network marketing began in 1991 in Portland, Oregon, where she developed a nutritional health product distributorship. In 1996, Ms. Wallach and the Wallach family together launched our Youngevity® division and served as its co-founder and Chief Operations Officer from inception until the merger with Javalution. Ms. Wallach has an active role in promotion, convention and event planning, domestic and international training, and product development. Ms. Wallach’s prior experience with network marketing and her extensive knowledge about our business operations and our products make her an exceptional board member.

Richard Renton, Director

Mr. Richard Renton was appointed to our Board of Directors on January 9, 2012, and currently serves on the Youngevity Science and Athletic Advisory Boards. For the past 22 years, Mr. Renton owned his own business providing nutritional products to companies like ours. We purchase certain products from Mr. Renton’s company WVNP, Inc. Mr. Renton attended University of Oregon and Portland State University, earning degrees in Sports Medicine, Health, Physical Education, and Chemistry. He has served as an Associate Professor at PSU in Health and First Aid, and was the Assistant Athletic Trainer for PSU, the Portland Timbers Soccer Team, and the Portland Storm Football team. Mr. Renton is a board certified Athletic Trainer with the National Athletic Trainers Association. Mr. Renton’s understanding of nutritional products makes him an exceptional board member.

William Thompson, Director

Mr. William Thompson was appointed to our Board of Directors on June 10, 2013 and currently serves as the Chief Financial Officer of Broadcast Company of the Americas, which operates three radio stations in San Diego, California. He served as Corporate Controller for the Company from 2011 to March 2013 and for Breach Security, a developer of web application firewalls, from 2007 to 2010. Prior to 2007, Mr. Thompson was Divisional Controller for Mediaspan Group and Chief Financial Officer of Triathlon Broadcasting Company. Mr. Thompson’s achievements in financial matters and his overall business understanding make him an exceptional board member.

Paul Sallwasser, Director

Mr. Paul Sallwasser was appointed to our Board of Directors on June 5, 2017. Mr. Sallwasser is a certified public accountant, joined the audit staff of Ernst & Young LLP in 1976 and remained with Ernst & Young LLP for 38 years. Mr. Sallwasser has served a broad range of clients primarily in the healthcare and biotechnology industries of which a significant number were SEC registrants. He became a partner of Ernst & Young in 1988. From 2011 until he retired from Ernst & Young LLP, Mr. Sallwasser served in the national office as a member of the Quality and Regulatory Matters Group working with regulators and the Public Company Accounting Oversight Board (PCAOB). Mr. Sallwasser’s qualification as an “audit committee financial expert,” as defined by the rules of the SEC, and his vast audit experience serves as the basis for his position on the Board and its Audit Committee.

Kevin Allodi, Director

Mr. Kevin Allodi was appointed to our Board of Directors on June 5, 2017. Mr. Allodi is currently the CEO and Co-Founder of Philo Broadcasting, a media holding company that includes award-winning digital content studio Philo Media and a broadcast television production company Backyard Productions. Philo is headquartered in Chicago with production offices in Los Angeles. Prior to joining Portal (described above) Mr. Allodi spent ten years with Communications Industry Division of Computer Sciences Corporation (NYSE:CSC) where he was VP Global Billing & Customer Care practice. Currently, Mr. Allodi also serves as a Managing Partner of KBA Holdings, LLC, a private equity investment firm active in the digital media, hi-tech, alternative energy and bio-tech industries. Mr. Allodi serves as a partner, limited partner, director and/or advisory board member to several portfolio companies including G2T3V LLC, uBid, Ridge Partners LLC, IMI Innovations, Inc. and is on the Board of Directors of FNBC Bank & Trust. Mr. Allodi’s business experience and investment experience serves as the basis for his position on the Board and its Audit Committee.

Family Relationships

Other than Stephan Wallach and Michelle Wallach, who are husband and wife, none of our officers or directors has a family relationship with any other officer or director.

Vote Required

Provided that a quorum is present, the nominees for director receiving a plurality of the votes cast at the 2018 Annual Meeting in person or by proxy will be elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
OF THESE NOMINEES AS DIRECTORS

Board Leadership Structure

We currently have the same person serving as our Chairman of the Board and Chief Executive Officer and we do not have a formal policy on whether the same person should (or should not) serve as both the Chief Executive Officer and Chairman of the Board. Mr. Briskie currently serves as our President and Chief Financial Officer. Due to the size of our company, we believe that this structure is appropriate. Mr. Wallach has served as the Chairman of the Board and Chief Executive Officer since AL Global Corporation, the private company that he owned, merged into our predecessor in 2011 and he served as the Chairman of the Board and Chief Executive Officer of Youngevity International, Inc., since inception. In serving as Chairman of the Board, Mr. Wallach serves as a significant resource for other members of management and the Board of Directors.

We do not have a separate lead director. We believe the combination of Mr. Wallach as our Chairman of the Board and Chief Executive Officer and Mr. Briskie as our President and Chief Financial Officer has been an effective structure for our company. Our current structure is operating effectively to foster productive, timely and efficient communication among the independent directors and management. We do have active participation in our committees by our independent directors. Each committee performs an active role in overseeing our management and there are complete and open lines of communication with the management and independent directors.

Oversight of Risk Management

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Board of Directors regularly reviews information regarding our strategy, finances and operations, as well as the risks associated with each.

Overview

Corporate Governance Guidelines

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our Corporate Governance Guidelines and Code of Business Conduct and Ethics, together with our Certificate of Incorporation, Bylaws and the charters of our Board Committees, form the basis for our corporate governance framework. As discussed above, our Board of Directors has established three standing committees to assist it in fulfilling its responsibilities to us and our stockholders: the Audit Committee, the Compensation Committee and the Investment Committee. The Board of Directors performs the functions typically assigned to a Nominating and Corporate Governance Committee.

Our Corporate Governance Guidelines are designed to ensure effective corporate governance of our company. Our Corporate Governance Guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, communications from stockholders to the Board, succession planning and the annual evaluations of the Board and its Committees. Our Corporate Governance Guidelines are reviewed regularly by the Board and revised when appropriate.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. This Code constitutes a “code of ethics” as defined by the rules of the SEC. Copies of the code may be obtained free of charge from our website, www.ygyi.com. Any amendments to, or waivers from, a provision of our code of ethics that applies to any of our executive officers will be posted on our website in accordance with the rules of the SEC.

INFORMATION REGARDING THE COMMITTEES OF THE BOARD OF DIRECTORS

Committees of the Board of Directors

Board Members	Audit Committee	Compensation Committee	Investment Committee
Stephan Wallach	-	Chairman	Member
David Briskie	-	Member	Chairman
Michelle Wallach	-	-	-
Richard Renton	-	-	-
William Thompson	Chairman	-	-
Paul Sallwasser	Member	-	-
Kevin Allodi	Member	-	-

Director Independence

Our Board of Directors has determined that William Thompson, Paul Sallwasser and Kevin Allodi are each independent directors in accordance with the definition of independence applied by the NASDAQ Stock Market. Since we qualify as a “controlled company” we qualify for certain exemptions to the NASDAQ Capital Market listing requirements.

Board Committees

Audit Committee. The Audit Committee of the Board of Directors currently consists of William Thompson (Chair), Paul Sallwasser and Kevin Allodi. The functions of the Audit Committee include the retention of our independent registered public accounting firm, reviewing and approving the planned scope, proposed fee arrangements and results of the Company’s annual audit, reviewing the adequacy of the Company’s accounting and financial controls and reviewing the independence of the Company’s independent registered public accounting firm. The Board has determined that William Thompson, Paul Sallwasser and Kevin Allodi are each an “independent director” under the listing standards of The NASDAQ Stock Market. The Board of Directors has also determined that each of Mr. Thompson and Mr. Sallwasser is an “audit committee financial expert” within the applicable definition of the SEC. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.ygyi.com. Information contained on our website are not incorporated by reference into and do not form any part of this proxy statement. We have included the website address as a factual reference and do not intend it to be an active link to the website.

Compensation Committee. The Compensation Committee of the Board of Directors currently consists of Stephan Wallach (Chair) and David Briskie. As a controlled company we are exempt from the NASDAQ independence requirements for the Compensation Committee. The functions of the Compensation Committee include the approval of the compensation offered to our executive officers and recommending to the full Board of Directors the compensation to be offered to our directors, including our Chairman. None of the members of the Compensation Committee are independent under the listing standards of The NASDAQ Stock Market. In addition, the members of the Compensation Committee do not qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act or as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.ygyi.com. Information contained on our website are not incorporated by reference into and do not form any part of this proxy statement. We have included the website address as a factual reference and do not intend it to be an active link to the website.

Investment Committee. The Investment Committee of the Board of Directors currently consists of David Briskie (Chair) and Stephan Wallach as a member. This Committee determines, approves, and reports to the Board of Directors on all elements of acquisitions and investments for the Company.

We do not currently have a separate nominating committee and instead our full board of directors performs the functions of a nominating committee. Due to our size we believe that this is an appropriate structure. As a controlled company we are exempt from the NASDAQ requirements for a nominating committee.

BOARD AND COMMITTEE MEETINGS

During our fiscal year ended December 31, 2017, our Board of Directors held 1 meeting and our audit committee held 2 meetings. Each of our incumbent directors that were directors during our fiscal year ended December 31, 2017 attended no less than 75% of the meetings of the Board of Directors and Board committees on which such director served during 2017.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

Our directors are encouraged, but not required, to attend the Annual Meeting of Stockholders.

2017 DIRECTOR COMPENSATION

The following table sets forth information for the fiscal year ended December 31, 2017 regarding the compensation of our directors who at December 31, 2017 were not also named executive officers.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Other Compensation ($)	Total ($)
Richard Renton	-	20,437	-	20,437
William Thompson	-	20,437	-	20,437
Paul Sallwasser	-	14,708	-	14,708
Kevin Allodi	-	14,708	-	14,708

(1)
The amounts in the “Option Awards” column reflect the dollar amounts recognized as compensation expense for the financial statement reporting purposes for stock options for the fiscal year ended December 31, 2017 in accordance with FASB ASC Topic 718. The fair value of the options was determined using the Black-Scholes model.

As of December 31, 2017, the following table sets forth the number of aggregate outstanding option awards held by each of our directors who were not also named executive officers:

Name	Aggregate Number of Option Awards
Richard Renton	15,000
William Thompson	17,500
Paul Sallwasser	5,000
Kevin Allodi	5,000

We grant to non-employee members of the Board of Directors upon appointment, stock options to purchase shares of our common stock at an exercise price equal to the fair market value of the common stock on the date of grant, and additional stock options each year thereafter for their service. We also reimburse the non-employee directors for travel and other out-of-pocket expenses incurred in attending board of director and committee meetings. During 2017, we granted each non-employee director a ten-year option to purchase 5,000 shares of our common stock at an exercise price of $4.53, all of which vested immediately. For the year ending December 31, 2018, we intend to grant each non-employee director an option to acquire shares of common stock having a fair market value of $50,000 on the grant date.

Equity Compensation Plan Information

The 2012 Stock Option Plan, or the Plan, is our only active equity incentive plan pursuant to which options to acquire common stock have been granted and are currently outstanding.

As of December 31, 2017, the number of stock options and restricted common stock outstanding under our equity compensation plans, the weighted average exercise price of outstanding options and restricted common stock and the number of securities remaining available for issuance were as follows:

Plan category	Number of securities issued under equity compensation plan	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	-	$-	-
Equity compensation plans not approved by security holders	2,084,923	4.70	1,885,789
Total	2,084,923	$4.70	1,885,789

On February 23, 2017, our Board of Directors received the approval of our stockholders, to amend the 2012 Stock Option Plan (the “Plan”) to increase the number of shares of common stock available for grant and to expand the types of awards available for grant under the Plan. The amendment of the Plan increased the number of shares of our common stock that may be delivered pursuant to awards granted during the life of the Plan from 2,000,000 to 4,000,000 shares authorized (as adjusted for the 1-for-20 reverse stock split, which was effective on June 7, 2017). The Plan as amended allows for the grant of: (i) incentive stock options; (ii) nonqualified stock options; (iii) stock appreciation rights; (iv) restricted stock; and (v) other stock-based and cash-based awards to eligible individuals. The terms of the awards will be set forth in an award agreement, consistent with the terms of the Plan. No stock option is exercisable later than ten years after the date it is granted.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act and the related rules of the SEC require our directors and executive officers and beneficial owners of more than 10% of our common stock to file reports, within specified time periods, indicating their holdings of and transactions in our common stock and derivative securities. Based solely on a review of such reports provided to us and written representations from such persons regarding the necessity to file such reports, we are not aware of any failures to file reports or report transactions in a timely manner during our fiscal year ended December 31, 2017 other than late filings of a Form 3 for Mr. Allodi, a Form 4 to report stock option issuances for Mr. Briskie, Mr. Renton and Mr. Thompson and a Form 4 to report the issuances of securities in connection with our 2017 private placement to Mr. Sallwasser upon exchange of securities issued to Mr. Sallwasser in our 2015 private placement.

Board Composition

Our Board regularly assesses the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates who may come to the attention of the Board through current Board members, professional search firms, stockholders or other persons. Each candidate brought to the attention of the Board, regardless of who recommended such candidate, is considered on the basis of the criteria set forth in our corporate governance guidelines. As stated above, our Board will consider candidates proposed for nomination by our significant stockholders. Stockholders may propose candidates by submitting the names and supporting information to: Board of Directors in care of the Corporate Secretary, Youngevity International, Inc. 2400 Boswell, Chula Vista, California 91914. Supporting information should include (a) the name and address of the candidate and the proposing stockholder, (b) a comprehensive biography of the candidate and an explanation of why the candidate is qualified to serve as a director taking into account the criteria identified in our corporate governance guidelines, (c) proof of ownership, the class and number of shares, and the length of time that the shares of our voting securities have been beneficially owned by each of the candidate and the proposing stockholder, and (d) a letter signed by the candidate stating his or her willingness to serve, if elected.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Mayer Hoffman McCann P.C., an independent registered public accounting firm, to audit our books and financial records for the year ending December 31, 2018. We are asking our stockholders to ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for fiscal 2018.

A representative of Mayer Hoffman McCann P.C. is expected to be present either in person or via teleconference at the 2018 Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

Vote Required

The affirmative vote of a majority of the issued and outstanding shares entitled to vote and represented at the 2018 Annual Meeting in person or by proxy will be required to approve the ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for fiscal 2018. Abstentions will be counted and will have the same effect as a vote against the proposal. Ratification of the appointment of Mayer Hoffman McCann P.C. by our stockholders is not required by law, our bylaws or other governing documents. As a matter of policy, however, the appointment is being submitted to our stockholders for ratification at the 2018 Annual Meeting. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interest and the best interests of our stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF MAYER HOFFMAN MCCANN P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING ON DECEMBER 31, 2018.

AUDIT COMMITTEE REPORT 1

The Audit Committee has reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2017 with our management and Mayer Hoffman McCann P.C., our independent registered public accounting firm. Further, the Audit Committee has discussed with Mayer Hoffman McCann P.C. the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, as amended and as adopted by the Public Company Accounting oversight Board in Rule 3200T, other standards of the Public Company Accounting Oversight Board (United States), rules of the SEC, and other applicable regulations, relating to the firm’s judgment about the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also has received the written disclosures and the letter from Mayer Hoffman McCann P.C. required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, which relate to Mayer Hoffman McCann P.C.’s independence from YGYI, and has discussed with Mayer Hoffman McCann P.C. regarding its independence from YGYI. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to YGYI is compatible with maintaining the firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from YGYI and its management. The members of the Audit Committee are not our employees and are not performing the functions of auditors or accountants. Accordingly, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not constitute assurance that the audit of our consolidated financial statements has been carried out in accordance with generally accepted accounting principles or that our auditors are in fact independent.

Based on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that our audited consolidated financial statements for the year ended December 31, 2017 and management’s assessment of the effectiveness of our internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC. The Audit Committee has recommended, and the Board of Directors has approved, subject to stockholder ratification, the selection of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the year ending December 31, 2018.

Submitted by the Audit Committee of Our Board of Directors.

Members of the Audit Committee:

William Thompson
Kevin Allodi Paul Sallwasser
———————
1
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not incorporated by reference in any filing of YGYI under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Independent Registered Public Accounting Firm’s Fee Summary

The following table provides information regarding the fees billed to us by Mayer Hoffman McCann P.C. for the years ended December 31, 2017 and 2016. Mayer Hoffman McCann P.C. leases substantially all of its personnel, who work under the control of Mayer Hoffman McCann P.C. shareholders, from wholly-owned subsidiaries of CBIZ, Inc., including CBIZ MHM, LLC, in an alternative practice structure. All fees described below were approved by the Board or the Audit Committee:

	December 31, 2017	December 31, 2016
Audit Fees and Expenses (1)	$523,000	$323,000
Audit Related Fees (2)	-	13,000
	$523,000	$336,000

(1)
Audit fees and expenses were for professional services rendered for the audit and reviews of the consolidated financial statements of the Company, professional services rendered for issuance of consents and assistance with review of documents filed with the SEC.

(2)
The audit related fees were for professional services rendered for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under audit fees.

Pre-Approval Policies and Procedures

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to the engagement of the independent registered public accounting firm for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year for audit services, audit-related services, tax services and other fees to the Audit Committee for approval.

OTHER MATTERS

The Board knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.

EXECUTIVE COMPENSATION

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

Overview of Our Compensation Program

A. Philosophy and Objectives

Our primary objective with respect to executive compensation is to design compensation programs that will align executives’ compensation with our overall business strategies for the creation of stockholder value and attract, motivate and retain highly qualified executives, drive high performance by connecting compensation to our financial operating, and strategic goals and results and appropriately reward high performance. To accomplish this objective, executive compensation is reviewed annually to ensure that compensation levels are competitive and reasonable given our level of performance and other comparable companies with which we compete for talent. Our executive compensation program is designed to appropriately reward both individual and collective performance that meets and exceeds our annual, long-term and strategic goals. To accomplish this objective, a substantial percentage of total compensation is variable, “at risk”, both through cash bonus compensation and equity compensation.

YGYI seeks to achieve these objectives through four key compensation elements:

●
a base salary;
●
cash bonuses;
●
equity awards; and
●
benefits

The Compensation Committee uses a simple and straightforward approach in compensating our Named Executive Officers (“NEO”) in which base salary, annual incentives and stock options are the principal components. In addition, executives generally participate in the same benefit programs as other full-time employees.

In order to enhance the Compensation Committee’s ability to carry out its responsibilities effectively, as well as maintain strong links between executive pay and performance, the Compensation Committee reviews compensation information for each NEO which includes the following information:

●
the annual compensation and benefit values that are being offered to each executive;
●
the value of all outstanding equity awards; and
●
the Compensation Committee also meets with our senior management in connection with compensation matters, and may retain and meet in executive session with, compensation and other advisors from time to time.

B. Compensation Administration

Roles and Responsibilities of Compensation Committee

The primary purpose of the Compensation Committee is to conduct reviews of our general executive compensation policies and strategies and oversee and evaluate our overall compensation structure and programs. The Compensation Committee seeks to confirm that total compensation paid to the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer is reasonable and competitive. All of these responsibilities of the Compensation Committee include, but are not limited to:

●
Establishing on an annual basis performance goals and objectives for purposes of determining the compensation of our Chief Executive Officer and other senior executive officers, evaluating the performance of such officers in light of those goals and objectives, and setting the compensation level for those officers based on this evaluation.

●
Recommending to the Board the compensation for Board members (including retainer, committee and committee chair’s fees, stock options and other similar items as appropriate).

●
Reviewing the competitive position of, and making recommendations to the Board with respect to, the cash-based and equity-based compensation plans and other programs of YGYI relating to compensation and benefits.

●
Reviewing the financial performance and the operations of our major benefit plans.

●
Overseeing the administration of our stock option and other executive compensation plans, including recommending to the Board of Directors the granting of options and awards under the plans, and the approval or disapproval of the participation of individual employees in those plans.

●
Reviewing and approving for our Chief Executive Officer and other senior executive officers material perquisites or other in-kind benefits.

Additional information regarding the Compensation Committee’s responsibilities is set forth in its charter, which is posted on our website at www.YGYI.com.

C. Competitive Considerations and Components of Compensation

In making compensation decisions with respect to each element of compensation, the Compensation Committee considers the competitive market for executives and compensation levels provided by comparable companies. The Compensation Committee regularly reviews the compensation practices at companies with which it competes for talent, such as businesses engaged in activities similar to those of YGYI, including other similarly sized companies in the direct selling business.

The Compensation Committee generally targets total executive compensation at the median of compensation packages for Code Section 162(m) Provisions executives in similar positions and with similar responsibilities and experience at similar companies of comparable size with the opportunity for top quartile compensation based upon individual and company performance. The Compensation Committee’s choice of this target percentile reflects our consideration for our stockholders’ interests in paying what is competitive, but not more than that which is competitive, to achieve our corporate goals, while conserving cash and equity as much as practicable.

We provide our NEO's a base salary commensurate with their position, responsibilities and experience. In setting the base salary, the Compensation Committee considers the scope and accountability associated with each NEO’s position and such factors as performance and experience of each NEO. We design base pay to provide the essential reward for an employee’s work, and are required to be competitive in attracting talent. Once base pay levels are initially determined, increases in base pay may be provided to recognize an employee’s specific performance achievements. The base salaries are targeted to be competitive with other similar companies. In an effort to preserve cash, we did not provide cash bonuses in 2017. However, in 2017 long term equity incentive awards were an important component of the compensation of our President who also serves as our Chief Financial Officer and as such in 2017, we issued our President/Chief Financial Officer 250,000 restricted stock units vesting over a six year period. Inasmuch as our Chief Executive Officer and Chief Operating Officer hold a significant stock ownership position in YGYI, we did not issue to them any equity incentive awards. We believe the Chief Executive Officer and Chief Operating Officer’s ownership position in YGYI, together with the long-term equity incentive awards to our President/Chief Financial Officer, motivates their achievement of our financial and strategic objectives and aligns their interests with those of our stockholders.

Role of the Chief Executive Officer and Chief Financial Officer

Our Chief Executive Officer, Mr. Stephen Wallach, and our President/Chief Financial Officer, Mr. David Briskie each makes recommendations to the Compensation Committee regarding the compensation of our other NEO's. Neither participates in any discussions or processes concerning his own compensation.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth all compensation awarded, earned or paid in cash and non-cash compensation for services rendered by our principal executive officer, principal financial officer and each executive officer whose compensation exceeded $100,000 during each of the fiscal years ended December 31, 2017 and 2016 by our “named executive officers,” consisting of each individual serving as (i) principal Chief Executive Officer, (ii) our principal Chief Financial Officer, and (iii) Chief Operating Officer.

	Year	Salary ($)	Bonus ($)	Option Awards (2) ($)	Total ($)

Stephan Wallach (1)	2017	357,212	-	-	357,212
Chief Executive Officer	2016	282,500	179,730	-	462,230

David Briskie (1)(2)	2017	357,212	-	670,875	1,028,087
President and Chief Financial Officer	2016	282,500	179,730	748,500	1,210,730

Michelle Wallach (1)	2017	192,660	-	-	192,660
Chief Operating Officer	2016	192,660	179,730	-	372,390

(1)
Mr. Stephan Wallach, Mr. David Briskie, and Ms. Michelle Wallach have direct and or indirect (beneficially) distributor positions in our company that pay income based on the performance of those distributor positions in addition to their base salaries, and the people and or companies supporting those positions based upon the contractual agreements that each and every distributor enter into upon engaging in the network marketing business. The contractual terms of these positions are the same as those of all the other individuals that become distributors in our Company. There are no special circumstances for these officers/directors. Mr. Stephan Wallach and Ms. Michelle Wallach received or beneficially received an aggregate of $362,292 and $357,002 in 2017 and 2016, respectively related to their distributor positions, which are not included above. Mr. Briskie beneficially received $19,196 and $23,889 in 2017 and 2016, respectively, related to his spouse’s distributor position, which is not included above.

(2)
We use a Black-Scholes option-pricing model (Black-Scholes model) to estimate the fair value of the stock option grant. Expected volatility is calculated based on the historical volatility of our stock. The risk-free interest rate is based on the U.S. Treasury yield for a term equal to the expected life of the options at the time of grant. The amounts do not represent the actual amounts paid to or released by any of the Named Executive Officers during the respective periods.

Outstanding Equity Awards at Fiscal Year-End

The table below reflects all outstanding equity awards made to each of the named executive officers that are outstanding as of December 31, 2017. We currently grant stock-based awards pursuant to our 2012 Stock Option Plan.

	Option Awards				Stock	Awards
	No. Of Securities Underlying Unexercised Options (#) Exercisable	No. Of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	No. Of Shares or Units of Stock That Have Not Vested (#)	Market Value Of Shares or Units of Stock That Have Not Vested ($)
Stephan Wallach	125,000(1)	-	$4.40	5/31/2022

David Briskie	250,000(2)	-	$4.40	5/31/2022
	40,000(3)	10,000	$3.60	10/31/2023
	60,000(4)	40,000	$3.80	10/30/2024	250,000(6)	$1,032,500
	50,000(5)	200,000	$5.40	12/27/2026

Michelle Wallach	125,000(7)	-	$4.40	5/31/2022

(1)	125,000 stock options granted on May 31, 2012, vested and exercisable.
(2)	250,000 stock options granted on May 31, 2012, vested and exercisable.
(3)	50,000 stock options granted on October 31, 2013, 40,000 stock options vested and are exercisable, with the remaining option shares vesting on October 31, 2018.
(4)
100,000 stock options granted on October 30, 2014, 60,000 stock options vested and are exercisable, with the remaining option shares vesting in equal annual amounts over the next two years as of December 31, 2017.

(5)
250,000 stock options granted on December 27, 2016, 50,000 stock options vested and are exercisable, with the remaining option shares vesting in equal annual amounts over the next four years as of December 31, 2017.

(6)
250,000 restricted stock units were granted on August 9, 2017, each unit representing contingent right to receive one share of common stock, vesting as follows: (i) Year 3 - 25,000 shares; (ii) Year 4 – 37,500 shares; (iii) Year 5 - 125,000 shares; and (iv) Year 6 – 62,500 shares; if Mr. Briskie continues to serve as an executive officer or otherwise is not terminated for cause prior to such dates. The market value of the restricted stock units was multiplied by the closing market price of our common stock at the end of the 2017 fiscal year, which was $4.13 on December 29, 2017 (the last business day of the 2017 fiscal year.)

(7)	125,000 stock options granted on May 31, 2012, vested and exercisable.

Employment Agreements

Our executive officers work as at-will employees. We do not have any written employment agreements with any of our executive officers.

Code Section 162(m) Provisions

Prior to the enactment of the Tax Cut and Jobs Act of 2017 (the “Tax Act”), Section 162(m) of the Internal Revenue Code precluded a public corporation from taking a tax deduction for certain compensation in excess of $1.0 million in any one year paid to its Chief Executive Officer or any of its three other highest-paid executive officers (not including our Chief Financial Officer), unless certain specific and detailed criteria are satisfied. However, certain qualifying “performance-based” compensation (that is, compensation paid under a plan administered by a committee of outside directors, based on achieving objective performance goals, the material terms of which were approved by shareholders, such as our prior plans) was not subject to the $1.0 million deduction limit. With the passage of the Tax Act, only qualifying performance-based compensation paid pursuant to a binding written contract in effect on November 2, 2017 (and not modified in any material respect on or after November 2, 2017) as set forth under the Tax Act will be eligible for the deduction exception. The Tax Act also expanded the executive officers covered by Section 162(m) to include the chief financial officer position as well as any person who ever was a covered executive for any prior taxable year, beginning after December 31, 2016. As a result of these changes, starting in 2018, most compensation payable to any person who was a named executive officer of the Company since fiscal year 2016 will not be deductible, regardless of whether the compensation is performance-based.

OTHER INFORMATION REGARDING THE COMPANY

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock and options and warrants to purchase shares of our common stock as of May 30, 2018, by: (i) each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding shares of our common stock (ii) each of our current directors, (iii) each of our named executive officers, and (iv) all such directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Except as otherwise indicated below, we believe that all persons named in the table have sole voting and investment power with respect to shares beneficially owned by them. All share ownership figures include shares issuable upon exercise of options or warrants exercisable within 60 days of May 30, 2018, which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person. As of May 30, 2018 we had 21,356,069 shares of common stock outstanding. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 21,356,069 shares of common stock outstanding on May 30, 2018, plus the number of shares of common stock that such person or group had the right to acquire within 60 days after May 30, 2018.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Ownership
Executive Officers & Directors (1)
Stephan Wallach, Chairman and Chief Executive Officer	14,127,811	(2)	65.8%
David Briskie, President, Chief Financial Officer and Director	920,457	(3)	4.2%
Michelle Wallach, Chief Operating Officer and Director	14,125,000	(2)	65.8%
Richard Renton, Director	25,603	(4)	*
William Thompson, Director	12,000	(5)	*
Paul Sallwasser, Director	104,042	(6)	*
Kevin Allodi, Director	31,490	(7)	*
All Executive Officers & Directors, as a group (7 persons)	15,346,403		69.0%

Stockholders owning 5% or more
Carl Grover	2,422,945	(8)	9.99%
*less than 1%

(1)
Unless otherwise set forth below, the mailing address of Executive Officers, Directors and 5% or greater holders is c/o Youngevity International, Inc., 2400 Boswell Road, Chula Vista, California 91914.

(2)
Mr. Stephan Wallach, our Chief Executive Officer, owns 14,000,000 shares of common stock through joint ownership with his wife, Michelle Wallach, with whom he shares voting and dispositive control. Mr. Wallach also owns 2,811 shares and options to purchase 125,000 shares of common stock which are exercisable within 60 days of May 30, 2018 and are included in the number of shares beneficially owned by him and Ms. Wallach also owns options to purchase 125,000 shares of common stock which are exercisable within 60 days of May 30, 2018 and are included in the number of shares beneficially owned by her.

(3)
Mr. David Briskie, our President and Chief Financial Officer, owns 170,429 shares of common stock, and beneficially owns 100,028 shares of common stock owned by Brisk Investments, LP, 250,000 shares of common stock owned by Brisk Management, LLC. Mr. Briskie also owns options to purchase 400,000 shares of common stocks that are exercisable within 60 days of May 30, 2018 and are included in the number of shares beneficially owned by him. Does not include 250,000 restricted stock units issued to Mr. Briskie in August 2017, of which each unit represents a contingent right to receive one share of common stock, vesting as follows: (i) Year 3 - 25,000 shares; (ii) Year 4 – 37,500 shares; (iii) Year 5 - 125,000 shares; and (iv) Year 6 – 62,500 shares; provided that Mr. Briskie continues to serve as an executive officer or otherwise is not terminated for cause prior to such dates.

(4)
Mr. Renton is a director of the Company, owns 4,242 shares of common stock and 9,374 shares of common stock through joint ownership with his wife, Roxanna Renton, with whom he shares voting and dispositive control. Mr. Renton also owns 9,500 options to purchase common stock and 2,487 options to purchase common stock held in joint ownership with his wife, Roxanna Renton which are exercisable within 60 days of May 30, 2018.

(5)
Mr. Thompson is a director of the Company, owns 12,000 options to purchase common stock which are exercisable within 60 days of May 30, 2018 and are included in the number of shares beneficially owned by him.

(6)
Mr. Sallwasser is a director of the Company and owns a 2014 Note in the principal amount of $75,000 convertible into 10,714 shares of common stock and a 2014 Warrant exercisable for 14,673 shares of common stock. Mr. Sallwasser also owns three 2017 Warrant’s exercisable for 6,262 shares of common stock. He also owns 67,393 shares of common stock, which includes 9,264 shares from the conversion of his 2017 Notes to common stock and an option to purchase 5,000 shares of common stock.

(7)
Mr. Allodi is a director of the Company and owns 13,888 shares of common stock directly and 12,602 shares of common stock through joint ownership with his wife Nancy Larkin Allodi. Mr. Allodi also owns an option to purchase 5,000 shares of common stock.

(8)
Share ownership is based on information contained in a Schedule 13D/A filed with the SEC on March 3, 2017, as updated for Mr. Grover’s 2017 Note Conversion. Mr. Grover is the sole beneficial owner of 2,422,945 shares of common stock. Mr. Grover owns a 2014 Note in the principal amount of $4,000,000 convertible into 571,428 shares of common stock and a 2014 Warrant exercisable for 782,602 shares of common stock. Mr. Grover also owns a 2015 Note in the principal amount of $3,000,000 convertible into 428,571 shares of common stock and a 2015 Warrant exercisable for 200,000 shares of common stock. Mr. Grover also owns 2017 Warrants exercisable for 735,030 shares of common stock. He also owns 1,379,795 shares of common stock which includes 1,122,233 shares from the conversion of his 2017 Notes to common stock. Mr. Grover has a contractual agreement with us that limits his exercise of warrants and conversion of notes such that his beneficial ownership of our equity securities to no more than 9.99% of the voting power of the Company at any one time and therefore his beneficial ownership does not include the shares of common stock issuable upon conversion of notes or exercise or warrants owned by Mr. Grover if such conversion or exercise would cause his beneficial ownership to exceed 9.99% of our outstanding shares of common stock. Mr. Grover’s address is 1010 S. Ocean Blvd., Apt 1017, Pompano Beach, FL 33062.

NO DISSENTERS’ RIGHTS

The corporate action described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

The following is a summary of transactions since January 1, 2016 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors or beneficial holders of more than 5% of our capital stock have or will have a direct or indirect interest, other than compensation arrangements which are described in the sections of this Proxy Statement.

2400 Boswell, LLC

2400 Boswell, LLC (“2400 Boswell”) is the owner and lessor of the building occupied by us for our corporate office and warehouse in Chula Vista, CA. As of December 31, 2012, an immediate family member of a greater than 5% shareholder of us was the single member of 2400 Boswell and we were co-guarantor of the 2400 Boswell mortgage on the leased building. During 2013 we acquired 2400 Boswell LLC for $248,000 in cash, $334,000 of debt forgiveness and accrued interest, and a promissory note of approximately $393,000, payable in equal payments over 5 years and bore interest at 5.00%, this note was satisfied during our first quarter of 2018. We assumed the remaining long-term mortgage of $3,625,000, payable over 25 years at an interest rate of 5.75%.

Richard Renton

Mr. Richard Renton is a member of the Board of Directors and owns and operates WVNP, Inc., a supplier of certain inventory items sold by us. We made purchases of approximately $126,000 and $126,000 from WVNP Inc., for the years ended December 31, 2017 and 2016, respectively. In addition, Mr. Renton is also a distributor of ours and was paid distributor commissions for the years ended December 31, 2017 and 2016 of approximately $398,000 and $457,000 respectively.

Paul Sallwasser

Mr. Paul Sallwasser is a member of the Board of Directors and owns a 2014 Note in the principal amount of $75,000 convertible into 10,714 shares of common stock and a 2014 Warrant exercisable for 14,673 shares of common stock. Mr. Sallwasser acquired in the 2017 Private Placement a 2017 Note in the principal amount of $37,615 convertible into 8,177 shares of common stock and a 2017 Warrant exercisable for 5,719 shares of common stock. Mr. Sallwasser also acquired in the 2017 Private Placement in exchange for the 2015 Note he owned, a 2017 Note in the principal amount of $5,000 convertible into 1,087 shares of common stock and a 2017 Warrant exercisable for 543 shares of common stock and an option to purchase 5,000 shares of common stock that are immediately exercisable. On March 29, 2018, we completed our Series B Convertible Stock Offering, whereby in accordance with the terms of the 2017 Notes, the 2017 Notes automatically converted into shares of common stock upon us raising a minimum of $3,000,000 in subsequent offerings. As a result, Mr. Sallwasser was issued 9,264 shares of common stock from the conversion of the 2017 Notes.

Carl Grover

Mr. Carl Grover is the beneficial owner of in excess of five percent (5%) of our outstanding common shares, is the sole beneficial owner of 2,354,492 shares of common stock. Mr. Grover owns a 2014 Note in the principal amount of $4,000,000 convertible into 571,428 shares of common stock and a 2014 Warrant exercisable for 782,602 shares of common stock. Mr. Grover also owns a 2015 Note in the principal amount of $3,000,000 convertible into 428,571 shares of common stock and a 2015 Warrant exercisable for 200,000 shares of common stock. Mr. Grover acquired two 2017 Notes in the aggregate principal amount of $5,162,273 convertible into 1,122,233 shares of common stock and two 2017 Warrants exercisable for 735,030 shares of common stock in the 2017 Private Placement. On March 29, 2018, we completed our Series B Convertible Stock Offering, whereby in accordance with the terms of the 2017 Notes, the 2017 Notes automatically converted into shares of common stock upon us raising a minimum of $3,000,000 in subsequent offerings. As a result, Mr. Grover was issued 1,122,233 shares of common stock from the conversion of the 2017 Notes.

Other Relationship Transactions

Hernandez, Hernandez, Export Y Company

Our coffee segment, CLR Roasters (“CLR”), is associated with Hernandez, Hernandez, Export Y Company (“H&H”), a Nicaragua company, through sourcing arrangements to procure Nicaraguan green coffee beans and in March 2014 as part of the Siles Plantation Family Group S.A. (“Siles”) acquisition, CLR engaged the owners of H&H as employees to manage Siles. We made purchases of approximately $10,394,000 and $8,810,000 from this supplier for the years ended December 31, 2017 and 2016, respectively.

In addition, CLR sold approximately $6,349,000 and $2,637,000 for the years ended December 31, 2017 and 2016, respectively, of green coffee beans to H&H Coffee Group Export, a Florida based company which is affiliated with H&H.

In March 2017, CLR entered a settlement agreement and release with H&H Coffee Group Export pursuant to which it was agreed that $150,000 owed to H&H Coffee Group Export for services that had been rendered would be settled by the issuance of common stock. In May 2017, we issued to H&H Coffee Group Export 27,500 shares of common stock in accordance with this agreement.

In May 2017, CLR entered into a settlement agreement with Alain Piedra Hernandez, one of the owners of H&H and the operating manager of Siles, who was issued a non-qualified stock option for the purchase of 75,000 shares of our common stock at a price of $2.00 with an expiration date of three years, in lieu of an obligation due from CLR to H&H as relates to a Sourcing and Supply Agreement with H&H. During the period ended September 30, 2017 we replaced the non-qualified stock option and issued a warrant agreement with the same terms, as remains outstanding. There was no financial impact related to the cancellation of the option and the issuance of the warrant.

H&H Coffee Group Export also participated in our Series B Offering and purchased 126,316 shares of Series B Convertible Preferred Stock at $9.50 per share for an aggregate investment of $1,200,000.

Related Party Transaction Policy and Procedures

Pursuant to our Related Party Transaction and Procedures, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into a related party transaction with us without the prior consent of our Audit Committee or our independent directors. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting the proposed agreement, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited, to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee approves only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of YGYI knows of no other matters to be presented for stockholder action at the 2018 Annual Meeting. However, other matters may properly come before the 2018 Annual Meeting or any adjournment or postponement thereof. If any other matter is properly brought before the 2018 Annual Meeting for action by the stockholders, proxies in the enclosed form returned to YGYI will be voted in accordance with the recommendation of the Board of Directors.

ANNUAL REPORT/FORM 10-K

Our 2017 Annual Report to our stockholders is being mailed to certain stockholders concurrently with this Proxy Statement. Copies of our Annual Report on Form 10-K as filed with the SEC and any amendments thereto may be obtained without charge by writing to Youngevity International, Inc., 2400 Boswell Road, Chula Vista, California 91914, Attention: Corporate Secretary. A complimentary copy may also be obtained at the internet website maintained by the SEC at www.sec.gov, and by visiting our internet website at www.ygyi.com.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
(“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials, proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more YGYI stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this proxy statement. In that event, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive separate Proxy Materials, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: Youngevity International, Inc., Attention: Corporate Secretary, 2400 Boswell Road, Chula Vista, California 91914 or by calling us at (619) 934-3980. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

Stockholders who intend to present proposals at the 2019 Annual Meeting of Stockholders under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of our company not later than February 8, 2019. Such proposals must meet the requirements of the SEC to be eligible for inclusion in our 2019 proxy materials.

All proposals should be addressed to the Corporate Secretary, Youngevity International, Inc., 2400 Boswell Road, Chula Vista, California 91914.
By Order of the Board of Directors

/s/ Stephan Wallach
Stephan Wallach Chairman of the Board and CEO

Chula Vista, California June 8, 2018

YOUNGEVITY INTERNATIONAL, INC. 2400 Boswell Road Chula Vista, California 91914
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on July 22, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Daylight Time on 07/22/2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

			For	Withhold	For All	To withhold authority to vote for any individual
			All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR the following:						number(s) of the nominee(s) on the line below.

1.	Proposal 1—Election of Directors		☐	☐	☐

Nominees:

	01 Stephan Wallach	02 David Briskie	03 Michelle Wallach	04 Richard Renton	05 William 06 Kevin 07 Paul Thompson Allodi Sallwasser

The Board of Directors recommends you vote FOR the following Proposal 2:							For	Against	Abstain

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for our fiscal year ending on December 31, 2018.						☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The proxy materials & Proxy Statement, and Form 10-K are available at www.voteproxy.com

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YOUNGEVITY INTERNATIONAL, INC. 2018 Annual Meeting of Stockholders July 23, 2018 9:00 a.m. (PDT) This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Stephan Wallach and David Briskie, or either of them, as proxies, each with full power of substitution, hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of YOUNGEVITY INTERNATIONAL, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., PDT time, on July 23, 2018, at the offices of the Company, 2400 Boswell Road, Chula Vista, California 91914, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side